Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 Number 333-111728) pertaining to the Levitt Corporation Security Plus Plan of our report dated July 6, 2005 with respect to the financial statements and supplemental schedules of the Levitt Corporation Security Plus Plan included in this Annual Report on Form 11-K for the year ended December 31, 2004.

/s/ Moore Stephens Lovelace, P.A.

Orlando, Florida
July 6, 2005

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